SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

MiMedx Group, Inc.

(Name of Registrant as Specified In Its Charter)

Parker H. Petit

David J. Furstenberg

Shawn P. George

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The following information is being provided to the MiMedx Shareholder Group’s proxy solicitor and may be used in soliciting proxies of shareholders of MiMedx Group, Inc.

Hello, my name is _________________________ and I am calling from InvestorCom regarding the shares you own in MiMedx Group.

The MiMedx Shareholder Group has nominated three directors (Parker H. “Pete” Petit, David J. Furstenberg and Shawn P. George) to serve on the board opposing the company’s director slate. It is important to vote the WHITE card to support a change in this very entrenched board who fought in the Florida court to not hold this shareholder meeting.

The Florida court had to order MiMedx to hold their Annual Meeting on June 17th. You will be receiving materials from us, the MiMedx Shareholder Group, asking you to vote on the WHITE card. If you have already voted using management’s BLUE card, you still have time to change your vote to the WHITE card.

VERY IMPORTANT, please vote FOR proposals #2 and #3 on the white OR blue card. It is in all shareholders interest to do so because of the entrenched nature of this board.

To support certain changes in this board that is in the best interest of ALL stockholders, we urge you to please vote the WHITE proxy card. Time is of the essence. Directions are provided in your materials to vote the WHITE proxy card by online or by phone.

Please go to our website, mimedxboardproxy.com, for some very important updates.

If you have any questions, please call InvestorCom, the MiMedx Shareholder Group’s proxy solicitor, at 1-877-972-0090. Thank you.

Legend

Parker H. Petit (“Mr. Petit”), David J. Furstenberg, and Shawn P. George (collectively, the “Nominees” or the “Participants”) have filed a definitive proxy statement and supplements to the definitive proxy statement with the Securities and Exchange Commission (the “SEC”), along with an accompanying WHITE proxy card to be used in connection with the Participants’ solicitation of proxies from the shareholders of MiMedx Group, Inc. (the “Company”) for use at the Company’s 2018 annual meeting of shareholders. All shareholders of the Company are advised to read the foregoing proxy materials because they contain important information, including additional information related to the Participants. The definitive proxy statement and supplements and an accompanying proxy card will be furnished to some or all of the Company’s shareholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/ and at www.MiMedxBoardProxy.com.

Information about the Participants and a description of their direct or indirect interests by security holdings are contained in the definitive proxy statement on Schedule 14A filed by Mr. Petit with the SEC on May 28, 2019. This document can be obtained free of charge from the